Exhibit 99

HILLENBRAND INDUSTRIES ANNOUNCES ORGANIZATIONAL SIMPLIFICATION

Initiative To Streamline Hillenbrand’s And Hill-Rom’s Organizational Structure to Better
Serve Customers and Focus Hill-Rom’s Strategy on Growing Its Core Operations

BATESVILLE, Ind., July 14, 2005 – Hillenbrand Industries, Inc. (NYSE:HB) today announced a change in its architecture intended to simplify both the corporate and Hill-Rom’s organizational structures and to support Hill-Rom’s strategy to further emphasize its core frames and support surfaces businesses while remaining flexible for future opportunities.

Operationally, the change is designed to align the Hill-Rom organization more closely with its customers to more effectively bring products and services to market. Hill-Rom will establish two commercial divisions, one focusing on North America and one focusing internationally, each consisting of capital sales, clinical and services businesses with supporting sales, marketing and field service organizations. Home Care and Surgical products will be run as a separate, fully integrated division and profit center. Hill-Rom will also combine sourcing, manufacturing, and product development under one new function in order to more rapidly bring competitive and innovative products to the market. At the same time, all Hillenbrand corporate functions, including human resources, finance, strategy, legal and information technology, will be consolidated with those in Hill-Rom.

There will be one CEO and President, and one CFO for the combined Hill-Rom/Hillenbrand organization. Rolf A. Classon has assumed the combined roles of CEO and President on an interim basis. Additionally, Gregory N. Miller has been promoted from Vice President and Controller to Vice President and Chief Financial Officer, and will continue to serve as Hillenbrand’s Controller and Chief Accounting Officer until a successor is named. Ken Camp remains as President and CEO of Batesville Casket Company, which is not affected by the announced changes.

As a result of the organizational consolidation, Scott K. Sorensen, former Vice President and Chief Financial Officer, Hillenbrand Industries, and R. Ernest Waaser, former Chief Executive Officer, Hill-Rom are leaving the company to pursue other interests. We thank them for their dedication and their efforts and we wish them well in their pursuits.

The company will announce the costs and benefits related to these and other potential related actions when that information is available, which is anticipated to occur in September 2005.

In commenting on today’s announcement Mr. Classon said, “After selling the Forethought business a year ago, this simplification of our architecture makes sense as a step to further reduce unnecessary costs and focus our energy and resources on Hill-Rom’s core businesses. At this time Batesville Casket is running well. It’s for this reason that today’s announcement does not affect its operations.”

Mr. Classon continued, “Today’s fast paced health care marketplace demands a corporate structure that can respond quickly to customer requirements and market changes. Hill-Rom possesses invaluable assets in its dedicated and loyal workforce and one of the most well respected brands in the health care industry. These two strengths under our new structure, coupled with our manufacturing expertise and industry knowledge, will go far to help us compete effectively.”

About Hillenbrand Industries, Inc.
Hillenbrand, headquartered in Batesville, Indiana, is a publicly traded holding company for two major wholly owned businesses serving the health care and funeral services industries. Hill-Rom Company is a manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes.

Disclosure Regarding Forward-Looking Statements:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, tax-related matters, potential exposure to product liability or other claims, failure of the Company to execute its acquisition strategy through the consummation and successful integration of acquisitions and the ability to retain executive officers and other key personnel. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2004. The Company assumes no obligation to update or revise any forward-looking statements.